-NUMBER-
TETON ADVISORS, INC.
CLASS B COMMON STOCK

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

SEE REVERSE SIDE FOR
CERTAIN DEFINITIONS

_______ Shares Class B Common Stock
Par Value $0.001 Each

This is to Certify that

is the owner of **

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS B COMMON STOCK OF

TETON ADVISORS, INC.

Transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

DATED:

____________________	___________________
Secretary/Treasurer	President

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-	Custodian
TEN ENT	- as tenants by the entireties			(Cust)	(Minor)
JT TEN	- as joint tenants with right of	under Uniform-Gifts to Minor Act
survivorship and not as tenants
in common
(State)

Additional abbreviations may also be used though not in the above list.

THE HOLDER OF THIS CERTIFICATE SHALL NOT SELL, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE, MORTGAGE, ENCUMBER OR OTHERWISE DISPOSE (A “TRANSFER”) OF ALL OR ANY OF THE SHARES EVIDENCED BY THIS CERTIFICATE (THE "SHARES"), DIRECTLY OR INDIRECTLY, UNTIL                   , 2009.  NOTWITHSTANDING THE FOREGOING, THE HOLDER OF THIS CERTIFICATE MAY TRANSFER ALL OR ANY OF THE SHARES (I) BY WAY OF GIFT TO ANY FAMILY MEMBER OF OR TO ANY TRUST FOR THE BENEFIT OF SUCH HOLDER OR ANY SUCH FAMILY MEMBER OF A SUCH HOLDER, (II) BY WILL OR LAWS OF DESCENT AND DISTRIBUTION OR (III) IF SUCH HOLDER IS AN ENTITY, TO AN AFFILIATE OF SUCH HOLDER; PROVIDED THAT ANY TRANSFER PURSUANT TO (I), (II), (III) OR (IV) MAY ONLY BE MADE IF THE TRANSFEREE SHALL BE BOUND BY ALL OF THE PROVISIONS OF THIS RESTRICTIVE LEGEND TO THE SAME EXTENT AS IF SUCH TRANSFEREE WERE THE ORIGINAL HOLDER OF THIS CERTIFICATE.  AS USED HEREIN, THE WORD “FAMILY” SHALL INCLUDE ANY SPOUSE, LINEAL ANCESTOR OR DESCENDANT, BROTHER OR SISTER.  ANY TRANSFER OR OTHER DISPOSITION OF SHARES IN VIOLATION OF THE RESTRICTIONS ON TRANSFER CONTAINED HEREIN SHALL BE NULL AND VOID AND SHALL NOT ENTITLE THE HOLDER OR ANY PROPOSED TRANSFEREE OR OTHER PERSON TO HAVE ANY SHARES TRANSFERRED UPON THE BOOKS OF TETON ADVISORS, INC. (THE "COMPANY").  IT IS UNDERSTOOD THAT THE HOLDER OF THIS CERTIFICATE HAS THE RIGHT TO VOTE ALL OF THE SHARES HELD BY IT AND THAT IT SHALL BE ENTITLED TO ALL DIVIDENDS OR DISTRIBUTIONS MADE BY THE COMPANY ARISING IN RESPECT OF THE SHARES, IN CASH, STOCK OR OTHER PROPERTY, INCLUDING WARRANTS, OPTIONS OR OTHER RIGHTS.

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION.  SUCH SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.